UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2021

IMMUNOVANT, INC.
(Exact name of Registrant as specified in its Charter)

Delaware		001-38906	83-2771572
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

320 West 37th Street
New York,	NY		10018
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (917) 580-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2021, Immunovant, Inc.’s wholly owned subsidiary, Immunovant Sciences GmbH, entered into a Product Service Agreement, or PSA, with Samsung Biologics Co., Ltd., or Samsung, pursuant to which Samsung will manufacture and supply Immunovant with batoclimab drug substance for commercial sale and perform other manufacturing-related services with respect to batoclimab. Immunovant previously entered in a Master Services Agreement, or MSA, with Samsung, dated April 30, 2021, which governs certain terms of Immunovant’s relationship with Samsung.

Upon execution of the PSA, Immunovant committed to purchase process performance qualification batches of batoclimab and pre-approval inspection batches of batoclimab which may be used for regulatory submissions and, pending regulatory approval, commercial sale. In addition to these, Immunovant is obligated to purchase additional batches of batoclimab in the four-year period of 2026 through 2029.

The PSA will continue until the later of December 31, 2029 or the completion of the services thereunder, unless the PSA is terminated earlier. If Immunovant makes a final decision to stop all development of batoclimab and all attempts to obtain regulatory approval for batoclimab, then Immunovant will have the right to terminate the PSA with 30 days’ written notice to Samsung as long as such notice is provided no later than January 2024. Upon such termination of the PSA, Immunovant will pay Samsung for non-cancellable service fees and costs that Samsung incurs and for all batches of batoclimab scheduled to be manufactured during the two-year period following such termination. In addition, either party may terminate the PSA on account of (i) the other party’s material breach of the PSA that is not cured within a specified period after the termination notice, (ii) the other party’s insolvency or bankruptcy, or (iii) certain force majeure events.

The minimum purchase commitment is estimated to be $36 million.

The foregoing descriptions of the MSA and PSA are qualified in their entirety by reference to the MSA and PSA, redacted copies of which will be filed as an exhibit to Immunovant’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOVANT, INC.

	By:	/s/ Eva Renee Barnett
Eva Renee Barnett
Chief Financial Officer
Date: November 23, 2021